AMENDMENT TO THE
TRUST FOR ADVISED PORTFOLIOS
CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement, dated as of January 1, 2014, as amended (the “Agreement”), is entered into as of the last date on the signature page, by and between TRUST FOR ADVISED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”) and effective as of the last date on the signature block.

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add a new series of the Trust; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Trust for Advised Portfolios:

Exhibit 3, the CornerCap Fundametrics Large-Cap ETF is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR ADVISED PORTFOLIOS	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Christopher E. Kashmerick	By: /s/ Anita Zagrodnik

Name: Christopher E. Kashmerick	Name: Anita Zagrodnik

Title: President	Title: Senior Vice President

Date: 8/11/2020	Date: 8/11/2020

Exhibit 3 to the Trust for Advised Portfolios Custody Agreement
Name of Series
CornerCap Fundametrics Large-Cap ETF

Custody Services Fee Schedule at July 2020

Base Fee for Custody Services
The following reflects the greater of the basis point fee or annual minimum1 where CornerCap Investment Counsel, Inc. (the “Adviser”) acts as investment adviser to the fund(s) in the TAP Trust.

Annual Minimum per Fund            Basis Points on Trust AUM
Funds 1-5 $_            First $1b _ bp
Funds 6+     $_            Balance _ bp

1 Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.

Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if Adviser launched a Fund on March 1, 2020 and terminated the relationship on June 30, 2021, Adviser would owe U.S. Bank up to 50% of $_ ($_ admin/acct/ta + $_ Custody).

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the Fund Accounting fee schedule on this Exhibit 3

CornerCap Investment Counsel, Inc.

By: /s/ Jeffrey Moeller Director of Research

Printed Name and Title: Jeffrey Moeller Director of Research Date: 8/11/2020

Exhibit 3(continued) to the Trust for Advised Portfolios Custody Agreement
Custody Services in addition to the Base Fee
Portfolio Transaction Fees2

▪	$ _ - Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$ _ - Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$ _ - Option/SWAPS/future contract written, exercised or expired

▪	$_ - Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$_ - Physical security transaction

▪	$ _ - Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

▪	$_ per custody sub - account per year (e.g., per sub -adviser, segregated account, etc.)

▪	Class Action Services - $25 filing fee per class action per account, plus _ % of gross proceeds, up to a maximum per recovery not to exceed $_ .

▪	No charge for the initial conversion free receipt.

▪	Overdrafts - charged to the account at prime interest rate plus _ %, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Exhibit 3(continued) to the Trust for Advised Portfolios Custody Agreement
Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee of $_ per fund will apply when foreign securities are held. If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply-

▪
Euroclear - Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades1. (See schedule below)

▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses

▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

1“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Australia	_	_	Hungary	_ _ _	_ _ _	Poland	_ _ _	_ _ _
Argentina	_	_	Iceland	_	_	Portugal	_	_
Austria	_	_	India	_	_	Qatar	_	_
Bahrain	_	_	Indonesia	_ _	_ _	Romania	_ _	_ _
Bangladesh	_	_	Ireland	_	_	Russia	_	_
Belgium	_	_	Israel	_	_	Serbia	_	_
Bermuda	_	_	Italy	_	_	Singapore	_	_
Botswana	_	_	Japan	_	_	Slovakia	_	_
Brazil	_	_	Jordan	_	_	Slovenia	_	_
Bulgaria	_	_	Kenya	_	_	South Africa	_	_
Canada	_	_	Kuwait	_	_	South Korea	_	_
Chile	_	_	Latvia	_	_	Spain	_	_
China Connect	_	_	Lithuania	_	_	Sri Lanka	_	_
China (B Shares)	_	_	Luxembourg	_	_	Eswatini	_	_
Colombia	_	_	Malaysia	_	_	Sweden	_	_
Costa Rica	_	_	Malta	_	_	Switzerland	_	_
Croatia	_	_	Mauritius	_	_	Taiwan	_	_
Cyprus	_	_	Mexico	_	_	Thailand	_	_
Czech Republic	_	_	Morocco	_	_	Tunisia	_	_
Denmark	_	_	Namibia	_	_	Turkey	_	_
Egypt	_	_	Netherlands	_	_	UAE	_	_
Estonia	_	_	New Zealand	_	_	Uganda	_	_
Euroclear (Eurobonds)	_	_	Nigeria	_	_	Ukraine	_	_
Euroclear (Non-Eurobonds)	_	_	Norway	_	_	United Kingdom	_	_
Finland	_	_	Oman	_	_	Uruguay	_	_
France	_	_	Pakistan	_	_	Vietnam	_	_
Germany	_	_	Panama	_	_	West African Economic Monetary Union (WAEMU)*	_	_
Ghana	_	_	Peru	_	_	Zambia	_	_
Greece	_	_	Philippines	_	_	Zimbabwe	_	_
Hong Kong	_	_	Saudi Arabia	_	_

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.